CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement No. 33-23081 on Form S-8 and Registration Statement No. 33-20329 on Form S-8 of our reports dated January 28, 1993, covering the consolidated balance sheet and statement of capitalization of Iowa-Illinois Gas and Electric Company and Subsidiary Company as of December 31, 1992, and the related statements of income, retained earnings and cash flows for each of the two years in the period ended December 31, 1992, and the financial statement schedules listed in Item 14(a)(2) as of December 31, 1992, and for the two years then ended, included in the Company's Form 10-K for the year ended December 31, 1993, (Commission file number 1-3573). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1992, or performed any audit procedures subsequent to the date of our report.


                            /s/ARTHUR ANDERSEN & CO.
                               ARTHUR ANDERSEN & CO.



Chicago, Illinois
March 23, 1994